SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 6, 2004

SAN RAFAEL BANCORP

(Exact name of registrant as specified in its charter)

California	333-105991	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (415) 454-1212

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

Cash Dividend.  On  April 6, 2004, San Rafael Bancorp issued a press release announcing the declaration of a 2.5-cent per share cash dividend at its March board meeting. The record date for shareholders is April 30, 2004 and the dividend is payable May 14, 2004.

New Branch.  The press release also announced the opening of Tamalpais Bank’s San Anselmo, California branch.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7.    Financial Statements and Exhibits.

(b)           Exhibits

99.1                           Press release announcing declaration of cash dividend and opening of new branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2004,	SAN RAFAEL BANCORP

/s/ Michael Moulton
Michael Moulton, Chief Financial Officer
(Principal Financial Officer)